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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): September 14, 1998


                          SI DIAMOND TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                     Texas
                 (State or Other Jurisdiction of Incorporation)


           1-11602                                    76-0273345
     (Commission File No.)               (I.R.S. Employer Identification No.)

                            3006 Longhorn Boulevard
                                   Suite 107
                              Austin, Texas 78758
                    (Address of Principal Executive Offices)

                                 (512) 339-5020
              (Registrant's Telephone Number, Including Area Code)
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Item 5.  Other Events

     On September 14, 1998, Electronic Billboard Technology, Inc. ("EBT"), a Delaware corporation and a wholly-owned subsidiary of SI Diamond Technology ("SIDT"), entered into a Letter of Intent setting forth the general terms and conditions of a possible transaction under which EBT Acquisition Company ("EBT Acquisition"), a Delaware corporation would purchase the assets and assume certain liabilities of EBT at the price and on the terms and conditions specified. EBT Acquisition would assume only the accounts payable incurred by EBT in the ordinary course of business. EBT Acquisition would not assume or become liable or responsible for any other liability, obligation or commitment of EBT. The price to be paid for the purchased assets would be Five Million Dollars ($5,000,000). SIDT would also have the right to acquire warrants that, if exercised, would result in SIDT owning approximately eight (8) percent of EBT Acquisition.


Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits:

          (99.1) Letter of Intent to the Shareholders and Board of Directors of Electronic Billboard Technology, Inc., dated September 14, 1998.

          (99.2) News Release, "SI Diamond Technology, Inc. Announces Letter of Intent To Sell Electronic Billboard Technology, Inc. Subsidiary," dated September 17, 1998.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SI DIAMOND TECHNOLOGY, INC.


                                        By  /s/  Douglas P. Baker
                                          ------------------------------------
                                                 Douglas P. Baker
                                                Vice President and
                                              Chief Financial Officer

Dated: September 14, 1998